                                                                     EXHIBIT 4.5

NEITHER THIS OPTION NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THIS OPTION NOR THE SHARES OF CAPITAL STOCK ISSUABLE UPON EXERCISE OF THIS OPTION MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS EXPRESSLY PERMITTED UNDER THE TERMS OF THIS OPTION.

THIS OPTION IS FURTHER SUBJECT TO THE TERMS AND CONDITIONS OF THE PINEMONT BANK INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN PURSUANT TO WHICH THIS OPTION IS GRANTED.


Effective ___________, 1995                        Void after ___________, 2005

                   FORM OF AWARD AGREEMENT TO PURCHASE SHARES
                                OF CAPITAL STOCK
                                       OF
                                 PINEMONT BANK
                         (A Texas Banking Corporation)

     THIS CERTIFIES THAT, for value received, _____________ or his permitted registered assigns ("Holder") is entitled, subject to the terms and conditions set forth herein, to purchase from Pinemont Bank, a Texas banking corporation ("Bank"), an aggregate of _____________________ (______) fully paid and nonassessable shares of the Capital Stock, $0.66 2/3 par value, of the Bank (such shares of the Bank's capital stock being herein called the "Option Shares" and all shares of Bank's capital stock being herein called the "Capital Stock"), upon payment of the purchase price of ______________________ ($____) per Option Share (the "Purchase Price"), at any time after the date hereof and on or before 5:00 P.M. (Houston time) ___________, 2005 subject to the provisions of this Award Agreement ("Option"). The number and character of the Option Shares covered hereby and the Purchase Price thereof are subject to restrictions and adjustments as provided herein. This Option is granted to the Holder pursuant to the Pinemont Bank Incentive and Nonqualified Stock Option Plan ("Plan").
This Option is subject to all the terms of the Plan and this Option.

     1. EXERCISE OF OPTION. Upon delivery of written notice to the Bank setting forth the number of Option Shares with respect to which this Option is being exercised at the principal office of the Bank located at 12130 Hempstead Highway, Houston, Texas 77092, or at such other office that the Bank may designate by written notice to the Holder, accompanied by payment, by cash or certified check, in form and substance satisfactory to the Bank, or by shares of Capital Stock valued at the Fair Market Value of the Capital Stock on the date of exercise as determined in accordance with the Plan, to the Bank of the Purchase Price for the Option Shares to be purchased. The Bank shall immediately issue one or more certificates evidencing the number of Option Shares being purchased. Notice shall be delivered in person or by registered mail, return receipt requested, and shall be deemed received on actual delivery or within three days after the date such notice is deposited in the mail. This Option may be exercised either in whole or in part and, if in part, from time to time in part; provided, that this Option may not be exercised for less than 500 Option Shares (or such lesser number of Option Shares as is covered by this Option). Further, that this Option may only be exercised by the Holder for the purchase of whole Option Shares and not fractions thereof unless the Bank otherwise agrees.

     The Bank agrees that the Option Shares so purchased shall be and are deemed to be issued to the Holder hereof as the record owner of such Option Shares as of the close of business on the date on which this Option shall have been exercised and payment made for such Option Shares as provided above.

     2. RESERVATION OF STOCK. The Bank covenants and agrees that (a) it has or will at all appropriate times, so long as this Option is outstanding, reserve and keep available out of its treasury Capital Stock or authorized but unissued Capital Stock, solely for the purpose of issuing Option Shares, from time to time, upon the exercise of this Option, an adequate number of shares of Capital Stock for delivery at the times and in the manner provided herein upon exercise of this Option; (b) the Option Shares delivered upon exercise of this Option shall be validly issued and outstanding and fully paid and nonassessable shares of Capital Stock; and (c) it will pay when due any and all federal and state original issue or similar taxes, if any, which may be payable in respect of the issuance of this Option or of any shares of Capital Stock upon exercise of this Option. The Company shall not be required to pay any transfer tax which may be payable with respect to any transfer of this Option, the issuance of certificates of Capital Stock in a name other than that of the registered Holder of this Option or any transfer of Option Shares. All such tax being payable by the Holder.

     3. RESTRICTIONS ON TRANSFER. Unless this Option or the Option Shares, as applicable, have been registered, this Option and the certificates representing the Option Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

        Neither this Option nor the Option Shares have been registered under the Securities Act of 1933, and neither this Option nor the Option Shares issuable upon exercise of this Option may be sold, transferred or otherwise disposed of except as expressly permitted under the terms of this Option.

     In connection with the Securities act of 1933, as amended ("1933 Act"), and other applicable federal and state security laws ("Acts"), upon exercise of this Option, unless a registration statement or similar filing under such Acts is effective with respect to the Option Shares, the Bank shall not be required to issue such Option Shares unless the Bank has received evidence satisfactory to it to the effect that the Holder is acquiring such Option Shares for investment and not with a view to the distribution thereof and that such Option Shares may otherwise be issued without registration under such Acts. Further, no sale, transfer or other disposition of any of the Option Shares shall be made by the holder thereof unless (i) such sale, transfer or other disposition of the Option Shares is covered by an effective registration statement (on the then appropriate form) under the Acts or (ii) if requested by the Bank, the holder shall have furnished an opinion of holder's counsel (which opinion and counsel shall be satisfactory to the Bank in its reasonable discretion) with respect to the sale, transfer or other disposition of such Option Shares as not requiring registration under the Acts.

     This Option is also subject to transfer restrictions set forth in the Plan and Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), for incentive stock options. Specifically, without limitation, this Option is not transferable except by will or the laws of descent and distribution.

     4. CHANGES IN THE BANK'S CAPITAL STRUCTURE. The existence of this Option shall not affect in any way the right or power of the Bank or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Bank's capital structure or its business, or any merger or consolidation of the Bank, or any issue of bonds, debentures, Capital Stock, preferred or prior preference stock ahead of or affecting the Capital Stock or the rights thereof, or the dissolution or liquidation of the Bank, or any sale or transfer of all or any part of the Bank's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     If the Bank shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend or other increase or reduction of the number of shares of Capital Stock outstanding without receiving compensation therefor in money, services or property, then (a) the number, class and per share price of shares of stock subject to this Option shall be appropriately adjusted (as determined by the Committee) in such a manner as to entitle the Holder to receive upon exercise of this Option, for the same or similar consideration, the same or a similar total number and class of shares or other securities as he would have received had he exercised this Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares reserved for issuance pursuant to this Option shall be adjusted by substituting for the total number and class of shares of stock then reserved so that the number and class of shares of stock and other securities that would have been received by the Holder of an equal number of outstanding shares of stock and other securities as a result of the event requiring the adjustment.

     After a merger or consolidation of one or more corporations into the Bank, the Holder shall be entitled upon exercise of this Option to receive (subject to any required action by stockholders) in lieu of the Option Shares, the number and class of shares of stock or other securities to which the Holder would have been entitled pursuant to the terms of the agreement of merger or consolidation as if the Holder had been the holder of record of the Option Shares.

     If the Bank is merged into or consolidated with another corporation under circumstances in which the Bank is not the surviving corporation, or if the Bank is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while this Option is outstanding, (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation or sale, as the case may be, the Holder shall be entitled, upon exercise of this Option, to receive, in lieu of the Option Shares, shares of such stock or other securities as the holders of shares of Capital Stock received pursuant to the terms of the merger, consolidation or sale, or (ii) this Option may be canceled by the Committee as of the effective date of any such merger, consolidation, liquidation or sale provided (x) notice of such cancellation shall be given to the Holder and (y) the Holder shall have the right to exercise this Option in full amount during the 60-day period preceding the effective date of such merger, consolidation, liquidation, sale or acquisition.

     In the event a holding company is formed to hold the Capital Stock, a new Award Agreement shall be substituted for this Option. The new Award Agreement shall provide for the option to buy a number of shares of stock of the holding company equivalent to the number and type of shares of holding Company stock that would have been received by Holder as if the Holder had been the holder of record of the Option Shares.

     Except as hereinbefore expressly provided, the issuance by the Bank of shares of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of stock rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Bank convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, this Option.

     5. VESTING. The HOLDER's rights and interest pursuant to this Option shall vest and be exercisable in the following percentages as of the indicated dates; provided, that on each such date the Holder hereof is in the Employment of the Bank, its affiliates or subsidiaries:

          SERVICE DATES:                        PERCENTAGE OF OPTION SHARES
          --------------                                   VESTED:
                                                ----------------------------
        December 21, 1996                                    10%
        December 21, 1997                                    15%
        December 21, 1998                                    20%
        December 21, 1999                                    25%
        December 21, 2000                                    30%


     In the event of a Change of Control or the Holder's death or Disability, the Option shall fully vest effective as of the date of the Change of Control or the Holder's death or Disability; provided, the Holder has been in continuous Employment since the grant date of this Option. Further, as to accelerated vesting relating to a Change of Control, the above provision is subject to the parachute payment limitation contained in Section 10 of the Plan.

     Vesting of the rights to exercise options is cumulative and the Holder's rights to vested options shall continue until the termination of all options granted hereunder. Under no circumstance shall the Option Shares be sold or otherwise transferred for at least a period of six months and one day from the date of grant hereof.

     6. TERMINATION OF AWARD. Except as provided in Section 5, this Option shall terminate as to any amount not vested at the time such Holder's Employment is terminated, whether by dismissal, Cause or otherwise. This Option shall terminate with respect to the Option Shares not previously purchased upon the earlier to occur of (i) ___________, 2005, (ii) the expiration of 90 days following the Holder's termination of Employment for reasons other than death, Disability or Cause, (iii) the expiration of one year following the Holder's termination of Employment by reason of death or Disability or (iv) the date of the Holder's termination of Employment for Cause.

     7. NOTICES OF RECORD DATE. In the event of (a) any taking by the Bank of a record of the holders of Capital Stock for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus of the Bank) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or
(b) any capital reorganization of the Bank, any reclassification or recapitalization of the capital stock of the Bank or any transfer of all or substantially all the assets of the Bank to or consolidation or merger of the Bank with or into any other person, or (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Bank, then and in each such event the Bank will mail or cause to be mailed to each Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Capital Stock shall be entitled to exchange their shares of Capital Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

     8. FRACTIONAL SHARES. This Option is only exercisable with respect to whole Option Shares and not fractions thereof unless the Bank otherwise agrees. Accordingly, the Company shall not be required to issue certificates representing fractions of Option Shares upon any exercise of this Option; provided, in respect of any final fraction of a share it may, at its sole option, in lieu of delivering a fractional shares, make a payment in cash based on the then Fair Market Value of such fraction of the underlying Capital Stock, as determined in accordance with the Plan.

     9. VIOLATION OF LAW. No Option Shares or other form of payment shall be issued or made with respect to this Option unless the Bank shall be satisfied based on the advice of its counsel that such issuance or payment will be in compliance with applicable federal and state securities laws including, without limitation, the 1933 Act and Rule 16b-3. The Bank shall use its best efforts to cure such violation or potential violation so as to permit exercise of this Option.

     10. REPLACEMENT OF SECURITIES. Upon receipt of evidence reasonably satisfactory to the Bank of the loss, theft, destruction or mutilation of any certificates evidencing ownership of this Option and in the case of any such loss, theft or destruction upon delivery of an indemnity agreement or, if the Holder so elects, a surety bond reasonably satisfactory to the Bank or, in the case of any such mutilation, upon surrender and cancellation of any such certificate, the Bank shall forthwith execute and deliver, in lieu thereof, a new Option of like tenor.

     11.  [DELETED].

     12. NO RIGHTS AS STOCKHOLDER. No Holder shall, based on his being a Holder, be entitled to vote or receive dividends or be deemed the holder of Capital Stock or any other security of the Bank which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Option, as such, any of the rights of a stockholder of the Bank or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change to or of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Option shall have been exercised and the Option Shares purchasable upon the exercise hereof shall have become deliverable as provided herein, unless specifically set out otherwise in this Option.

     13. NONNEGOTIABILITY. The Holder of this Option, by accepting the same, consents and agrees with the Company that (a) this Option is not transferable, in whole or in part, except by will or the laws of descent and distribution, and
(b) the Bank may deem and treat the person in whose name this Option is registered as the absolute, true and lawful owner for all purposes whatsoever, and the Bank shall not be affected by any notice to the contrary.

     14. ISO AND PLAN. This Option is intended to be an incentive stock option pursuant to Section 422 of the Code and the Option shall be interpreted and construed consist with such intent. Further, this Option shall be interpreted and construed by the Committee and if there is a conflict between the provisions in this Option and the Plan, the provisions in the Plan shall prevail. Capitalized terms used in this Option and not defined herein shall have the definition pursuant to the Plan. Terms used herein and defined in the Plan include Fair Market Value, Employment, Change of Control, Disability, Cause and Rule 16b-3.

     15. MODIFICATIONS. This Option and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

     16. NOTICES. Any notice to be given to the Bank under the terms hereof shall be addressed to the Bank in care of its Secretary at 12130 Hempstead Highway, Houston, Texas 77092 and any notice to the Holder shall be addressed to the Holder's address as reflected on the records of the Bank, or at such other address as the Bank, the Holder, and their successors or assigns may hereafter designate in writing to the other. Any such notice shall have been deemed given when actually received or on the third day after it is enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified and deposited (postage and registry or certification fee prepaid) in a post office regularly maintained by the United States Government.

     17. FORMS OF ELECTION TO EXERCISE OPTION. Any notice of exercise shall be in a form substantially similar to the form attached hereto as Exhibit "A".

     18. ARBITRATION. Any controversy or claim arising out of or relating to the issuance of this Option, or the issuance or any other matter relating to the Option Shares hereunder, or the actual or alleged breach of this Option, or the rights or duties or obligations of the Bank or the Holder hereunder, shall be settled by binding arbitration administered by the American Arbitration Association ("AAA") in the City of Houston in accordance with the arbitration program adopted by the Board of Directors of the Bank ("Arbitration Program") to the extent applicable and consistent with the terms of this Section 18. If the Arbitration Program is found to be invalid or unenforceable as to this Option, then arbitration shall be in accordance with and by an arbitrator appointed pursuant to the rules of AAA in effect at the time. Judgment upon the arbitration award rendered may be entered in any court having jurisdiction thereof, and all rights or remedies of the Bank, the Holder and their successors to the contrary are hereby expressly waived. The costs in connection with any arbitration proceeding under this
Section 18 shall be assessed against the parties in the manner decided by the arbitrator(s).

     19. TAX WITHHOLDING. The Holder further agrees that the Bank may withhold other cash compensation due to the Holder in an amount equal to any required withholding amount under federal or state income tax laws owing as a result of this Option and that he Holder will pay to the Bank any additional cash, if necessary, to satisfy such withholding requirement. The Bank, at its option, may also retain and withhold Capital Stock issued upon the exercise of this Option in an amount necessary to satisfy such withholding requirement.

     20. SUCCESSORS AND ASSIGNS. This Option and each provision herein shall be binding upon and applicable to, and shall inure to the benefit of the Bank and the Holder, their successors, assigns, heirs and representatives, except as otherwise provided in this Option.

     21. GENDER, SECTION REFERENCES. Pronouns, wherever used herein, and of whatever gender, shall include natural persons, corporations and entities of every kind, the singular shall include the plural wherever and as often as may be appropriate and the plural shall include the singular wherever and as often as may be appropriate. The section titles and subtitles ("Titles") used in this Option are solely for convenience of references and shall not affect, modify nor limit the provisions of this Option. Any reference to a particular Title in this Option shall be construed as referring to the provisions in the indicated Title within this Option.

     20. SEVERABILITY. If any provision of this Option, or the application of such provision to any person or circumstance, shall be held invalid or unenforceable for any reason, the remainder of this Option, or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

     21. GOVERNING LAWS. This Option shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas to the extent not otherwise governed by mandatory provisions of the Code or securities laws of the United States.

     22. EMPLOYMENT. Nothing within this Option shall be construed to impose upon the Bank or any affiliate any obligation to employ or to continue to employ or maintain any other affiliation with the Holder.

     WITNESS the seal of the Company and the signature of a duly authorized officer of the Company.

     DATED effective as of the _____ day of ________, 1997.

                                             PINEMONT BANK


                                             By:
                                                ----------------------------
                                             Name:
                                                  --------------------------
                                             Title
                                                  --------------------------


                                             AGREED AND ACCEPTED:



                                             --------------------------------
                                             _____________, Holder


Holder's Address:

------------------------
------------------------

                                  EXHIBIT "A"

                                  SUBSCRIPTION
                                      FOR
              SOUTHWEST BANCORPORATION OF TEXAS, INC. COMMON STOCK
                                PURSUANT TO THE
           PINEMONT BANK INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN



Southwest Bancorporation of Texas, Inc. ("Company")


     The undersigned, _________________________, pursuant to the provisions of the Option described herein, hereby elects to purchase ___________ (__________) shares of Common Stock of the Company covered by the Option dated
_____________________, 1995.


Dated:  _____________________              __________________________________

                                           Address:
                                                   __________________________
                                                   __________________________


                                           Social Security No._______________